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To Call Writer Direct:
    312 861-2000

                                                                       Exhibit 5

                                 June 23, 2000


Dean Foods Company
3600 North River Road
Franklin Park, Illinois 60131

          Re:  Registration of Debt Securities
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Ladies and Gentlemen:

     We are acting as special counsel to Dean Foods Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $650,000,000 in aggregate principal amount of the Company's (i) unsecured debt securities (the "Debt Securities"), (ii) common stock, par value $1.00 per share (the "Common Stock") together with the associated preferred stock purchase rights, (iii) preferred stock ("Preferred Stock"), (iv) warrants to purchase Debt Securities ("Debt Warrants") and (v) warrants to purchase Common Stock ("Stock Warrants"; together with the Debt Securities, Common Stock, Preferred Stock and Debt Warrants, the "Securities"), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 23, 2000 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Debt Securities are to be issued pursuant to the Senior Indenture (the "Senior Indenture"), dated as of January 15, 1998, between the Company and The Bank of New York, as Trustee, or the Subordinated Indenture (the "Subordinated Indenture;" together with the Senior Indenture, the "Indentures"), dated as of January 15, 1998, between the Company and a trustee to be named.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and exhibits thereto.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion
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Dean Foods Company
June 23, 2000
Page 2


is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          1. The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

          2. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indentures shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of any series of Debt Securities and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and
     (iv) the Debt Securities have been authenticated by the Trustee and delivered to the purchasers against payment of the agreed consideration, the Debt Securities when issued will be validly issued.

          3. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Common Stock shall have been issued as described in the Registration Statement and in accordance with the resolutions of the Company's Board of Directors authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iii) appropriate certificates representing the shares of Common Stock are duly executed and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, the Common Stock when issued will be validly issued.

          4. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Preferred Stock shall have been issued
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Dean Foods Company
June 23, 2000
Page 3


     in the form and containing the terms described in the Registration Statement, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of any series of Preferred Stock and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) appropriate certificates representing the Preferred Stock are duly executed and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, and (iv) the certificate of designation is filed with the Delaware Secretary of State, the Preferred Stock when issued will be validly issued.

          5. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Debt Warrants shall have been issued in the form and containing the terms described in the Registration Statement, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Debt Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the debt warrant agreement is duly executed in the form and containing the terms authorized by the resolutions of the Company's Board of Directors, and (iv) appropriate certificates representing the Debt Warrants are duly countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration therefor, the Debt Warrants when issued will be validly issued.

          6. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Common Stock Warrants shall have been issued in the form and containing the terms described in the Registration Statement, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Stock Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the stock warrant agreement is duly executed in the form and containing the terms authorized by the resolutions of the Company's Board of Directors, and (iv) the appropriate certificates representing the Stock Warrants are duly executed and countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration, the Stock Warrants when issued will be validly issued.
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Dean Foods Company
June 23, 2000
Page 4


     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinions in paragraph 1, we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
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Dean Foods Company
June 23, 2000
Page 5


     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                              Yours very truly,


                              /s/ Kirkland & Ellis

                              KIRKLAND & ELLIS